EXHIBIT 16

December 26, 1996


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Applied Computer Technology, Inc.
     File No. 0-26826
Dear Sir or Madam:
We have read Item 4 of Form 8-K of Applied Computer Technology, Inc. dated December 12, 1996, and agree with the statements contained therein.
Very truly yours,


/s/ Grant Thorton L.L.P.
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Grant Thornton